QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-03205, Form S-3, No. 333-13363, Form S-3, No. 333-64616, Form S-3, No. 333-65412, Form S-3, No. 333-88606, Form S-8, No. 333-35853, Form S-8, No. 333-81863, and Form S-8, No. 333-81865) of The Mills Corporation and in the related Prospectus of our report dated January 28, 2003 with respect to the Combined Statement of Certain Revenues and Certain Operating Expenses for the year ended December 31, 2001 of the Cadillac Properties included in this current report on Form 8-K/A dated March 28, 2003 of The Mills Corporation.

                      /s/ Ernst & Young LLP

McLean, Virginia
March 26, 2003

QuickLinks

  EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS